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                                                                    EXHIBIT 21.1



                            HEAFNER TIRE GROUP, INC.
                           Corporate Structure Chart



                            Heafner Tire Group, Inc.
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          ___________________________________________________________
         |                              |                            |
Winston Tire Company        The Speed Merchant, Inc.     California Tire Company
                                        |
                                        |
                              Phoenix Racing, Inc.